CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999 on TIAA-CREF Life Separate Account VA-1 included in this Registration Statement on Form N-4 (File 333-61761) of TIAA-CREF Life Separate Account VA-1.

We also consent to the use of our report on TIAA-CREF Life Insurance Company ("TIAA-CREF Life") dated March 18, 1999 included in this Registration Statement. Such report expresses our opinion that TIAA-CREF Life's 1998 and 1997 statutory-basis financial statements present fairly, in all materials respects, the financial position of TIAA-CREF Life at December 31, 1998 and December 31, 1997, respectively, and the results of its operations and cash flows for the year then ended in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with generally accepted accounting principles.


                                                           /s/ ERNST & YOUNG LLP


New York, New York
March 29, 1999